Exhibit 3.12

BYLAWS

of

HUB DATA INCORPORATED

ARTICLE I

Articles of Organization

The names and purposes of the corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the corporation as from time-to-time amended or restated.

ARTICLE II

Fiscal Year

Except as from time-to-time otherwise determined by the Directors, the fiscal year of the corporation shall in each year end on June 30.

ARTICLE III

Meetings of Stockholders

Section 1. Annual Meetings.

The annual meeting of stockholders shall be held on the second Tuesday of September (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at ten o’clock A.M. unless a different hour is fixed by the Board of Directors or the President and stated in the notice of the meeting. The purpose for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held and such special meeting shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

Section 2. Special Meetings.

A special meeting of the stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A special meeting of the stockholders shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other Officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the stock entitled to vote at the meeting. Such call shall state the time, place, and purpose of the meeting.

Section 3. Place of Meeting.

All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts, unless a different place within Massachusetts or, elsewhere within the United States is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them and stated in the notice of the meeting. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, elsewhere within the United States as is designated in the vote of adjournment.

Section 4. Notice of Meetings.

A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other Officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 5. Quorum.

At any meeting of the stockholders, a quorum shall consist of a majority of all shares of stock then issued and outstanding and entitled to vote at the meeting except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then in the case of each such class or series a quorum for that matter shall consist of a majority of all shares of stock of that class or series then issued and outstanding and except when a different quorum is required by law, the Articles of Organization or these By-Laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time-to-time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 6. Action by Vote.

When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the vote properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 7. Voting.

Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them or record according to the records of the corporation and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

Section 8. Action by Consent.

Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9. Proxies.

Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named herein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE V

Directors

Section 1. Powers.

The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation except as otherwise reserved to the stockholders by law, by the Articles of Organization or by these By-Laws.

Section 2. Enumeration, Election and Term of Office.

The Board of Directors shall consist of not less than three (3) Directors, except that whenever there shall be only two (2) stockholders the number of Directors shall be not less then two (2), and whenever there shall be only one (1) stockholder the number of Directors shall be not less than one (1). The number of the Directors shall be as determined from time-to-time by the stockholders and may be enlarged by vote of a majority of the Directors then in office. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, it is removed or becomes disqualified.

No Director need be a stockholder.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time-to-time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice as provided in Section 6 of this Article IV of the fixing of such times and places and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 5. Notices.

Notices of any special meeting of the Directors shall be given by the Clerk or Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least forty-eight (48) hours before the meeting or by delivering such notice to him at least twenty-four (24) hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Clerk or Secretary refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant, or the Clerk and Secretary are absent from the Commonwealth of Massachusetts or incapacitated, such notice may be given by the Officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before of after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purpose of the meeting.

Section 6. Quorum.

At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time-to-time by a majority of the votes properly cast upon the questions, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a different vote is required by law, by the Articles of Organization or by these By-Laws.

Section 7. Action by Consent.

Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

Section 8. Committees.

The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number of an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of

Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall, upon request, report its actions to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 9. Meeting by Telecommunications.

Members of the Board of Directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE V

Officers and Agents

Section 1. Enumeration; Qualification.

The Officers of the corporation shall be a President, a Treasurer, a Clerk, and such other Officers, if any, as the incorporators at their initial meeting, or the Directors from time-to-time may, in their discretion, elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time-to-time may, in their discretion, appoint. Any Officer may be, but none need be, a Director or stockholder. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any Officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

Section 2. Powers.

Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each Officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time-to-time designate.

Section 3. Election.

The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other Officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

Section 4. Tenure.

Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other Officer shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

Section 5. President and Vice-Presidents.

The President shall be the Chief Executive Officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of stockholders and of the Board of Directors.

In the absence or disability of the President, his powers or duties shall be performed by the Vice-President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Vice-President shall have such other powers and shall perform such other duties as the Board of Directors may from time-to-time designate.

Section 6. Treasurer and Assistant Treasurers.

The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Assistant Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time-to-time designate.

Section 7. Clerk and Assistant Clerks.

The Clerk shall keep a record of the meetings of stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. Unless the Directors shall appoint a transfer agent and/or registrar or other Officer or Officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. An Assistant Clerk shall have such other powers and perform such other duties as the Board of Directors may from time-to-time designate.

Section 8. Secretary.

The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

ARTICLE VI

Resignations, Removals and Vacancies.

Section 1. Resignations.

Any Director or Officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof.

Section 2. Removals.

Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed with or without assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors.

The Directors may by vote of majority of the Directors then in office remove any Director for cause.

The Directors may remove any Officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

If cause is assigned for removal of any Director or Officer, such Director or Officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

The Directors may terminate or modify the authority of any agent or employee.

Except as the Directors may otherwise determine, no Director or Officer who resigns or is removed shall have any right to any compensation as such Director or Officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or Officer form obtaining damages for breach of any contract of employment legally binding upon the corporation.

Section 3. Vacancies.

Any vacancy in the Board of Directors, including a vacancy resulting form an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the stockholders at a meeting called for these purposes; provided, however, that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them.

If the office of any Officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE VII

Indemnification of Directors and Others

Each person elected or appointed a Director or Officer of this Corporation shall be entitled, without prejudice to any other rights he may have, to be reimbursed by the Corporation for, and indemnified by the Corporation against, all costs and expenses reasonably incurred by him in connection with or arising out of any claim made, or any action, suit or proceeding of whatever nature threatened or brought against him or in which he may be involved as a party or otherwise by reason of his having served as a Director or Officer of the Corporation or by reason of any action alleged to have been taken or omitted by him as such Director or Officer, whether or not he continues to be such Director or Officer at the time of incurring such costs and expenses, including amounts paid or incurred by him in connection with reasonable settlements

(other than amounts paid to the Corporation itself) of any such claim, action, suit or proceeding. No such reimbursement or indemnity shall be paid or made for any cost or expense incurred or settlement made by such Director or Officer in connection with any matter as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such Director or Officer, nor shall anything herein contained be construed so as to protect or to authorize the Corporation to indemnify such Director or Officer against any costs or expenses incurred or settlement made in connection with any matter arising out of or resulting from his own negligence or willful misconduct. No Director or Officer of the Corporation shall be liable to anyone for making any determination as to the existence or absence of liability of the Corporation hereunder or for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. Each person elected or appointed a Director or Officer of the Corporation shall, upon and by reason of such election or appointment, have the right to be reimbursed and indemnified by the Corporation, as above set forth, with the same force and effect as if the Corporation, to induce him to accept such election or appointment, specifically agreed in writing to reimburse and indemnify him in accordance with the foregoing provisions.

ARTICLE VIII

Stock

Section 1. Stock Authorized.

The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

Section 2. Issue of Authorized Unissued Capital Stock.

Any unissued capital stock from time-to-time authorized under the Articles of Organization may be issued by a vote of the Directors under the authority of a vote of a majority of the stockholders. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to the corporation.

Section 3. Certificates of Stock.

Each stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, Officer or Employee of the corporation.

Every certificate for shares of stock subject to any restriction or transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text or the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 4. Transfers.

Subject to the restrictions, if any, imposed by the Articles of Organization, these By-laws or any agreement to which the corporation is a party, shares of stock shall be transferred on the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign, or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his pose office address.

Section 5. Lost, Mutilated or Destroyed Certificates.

Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

Section 6. Transfer Agent and Registrar.

The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

Section 7. Setting Record Date and Closing Transfer Records.

The Board of Directors may fix in advance a time not more than sixty (60) days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the first day on which the consent or dissent of stockholders may be effective expressed for any purpose, as the record date for determining the stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty (60) day period.

If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

ARTICLE IX

Miscellaneous Provisions

Section 1. Execution of Papers.

All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

Section 2. Voting of Securities.

Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or an any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution, at any meeting thereof.

Section 3. Corporate Seal.

The seal of the corporation shall be a circular die with the name of the corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time-to-time determine.

Section 4. Corporate Records.

The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other then in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 5. Evidence of Authority.

A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an Officer or agent of the corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

ARTICLE X

Amendments

These By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty (60) days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the new date fixed for such meeting.

Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the stockholders entitled to vote on amending the By-Laws.